AMENDMENT TO SHARE PURCHASE AGREEMENT
                      -------------------------------------

     This Amendment to Share Purchase Agreement (this "Amendment") is made as of April 19, 2005 ("Effective Date") between PETROSEARCH ENERGY CORPORATION ("Petrosearch") and MARK I MANAGEMENT, LTD. ("Mark I") AND CBARNEY INVESTMENTS, LTD. ("Investor").

                                    RECITALS:

     A. By Share Purchase Agreement dated November 24, 2004 ("Purchase Agreement 1"), between Petrosearch, Petrosearch Corporation and Mark I (which rights and obligations were assigned by Mark I to Investor as of December 30,
2004), Petrosearch sold to Investor, effective as of December 30, 2004, upon the merger of Petrosearch and Petrosearch Corporation, 512,821 shares of Common
Stock,  par  value  $.001  at  $1.95  per  share.

     B. By two (2) separate Share Purchase Agreements each dated January 24, 2005, (respectively, "Purchase Agreement 2" and "Purchase Agreement 3") between Petrosearch and Investor, Petrosearch sold to Investor 105,129 shares of Common Stock at $1.95 per share under Purchase Agreement 2, and agreed to sell to Investor (and to release from escrow once Petrosearch's outstanding Common Stock achieves 20,500,000 shares) 100,000 shares of Common Stock at $1.95 per share. Each of Purchase Agreements 1, 2 and 3 was amended by letter agreement (the "Letter Agreement") dated March 14, 2005, by and among Petrosearch, Investor, Mark I and Mark X Energy Company (collectively, "Investor's Affiliates"), which Letter Agreement provided for an extension of the time deadline for filing a registration statement with the Securities and Exchange Commission and for additional shares to be issued to Investor and Investor's Affiliates based on any near term placement effected by Petrosearch at less than $1.95 per share.

     C. Petrosearch has, as of the Effective Date, effected a private placement of Common Stock at $1.30 per share, thereby triggering the price protection adjustment under the Letter Agreement. The placement further achieves the outstanding Common Stock capitalization which is a condition to the closing under Purchase Agreement 3.

     D. Petrosearch and Investor desire to stipulate as to the number of additional shares to be issued to Investor as a result of the price protection terms in the Letter Agreement and to the specific date by which Petrosearch shall file a registration statement with the Securities and Exchange Commission.

     NOW, THEREFORE, FOR VALUABLE CONSIDERATION, the receipt of which is acknowledged by the parties, Petrosearch and Investor agree as follows:

     1.     ADDITIONAL SHARES.  Petrosearch shall promptly cause Corporate Stock
            -----------------
Transfer, Inc. to issue to Investor (a) a certificate for 256,411 additional shares of Common Stock under Purchase Agreement 1, (b) a certificate for 52,565 additional


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shares  of  Common  Stock  under Purchase Agreement 2, and (c) a certificate for
50,000 additional shares of Common Stock under Purchase Agreement 3. Each certificate shall contain a customary Rule 144 restrictive legend, but the additional shares shall be included in the registration statement to be filed by Petrosearch with the Securities and Exchange Commission.

     2.     STIPULATED  FILING  DEADLINE.  The  registration  statement  filing
            ----------------------------
deadline  under  each  of  the  Purchase  Agreements,  as modified by the Letter
Agreement,  is  stipulated  to  be  June  3,  2005.

     3.     BINDING  ON  SUCCESSORS  AND ASSIGNS.  This Amendment shall inure to
            ------------------------------------
and be binding upon Petrosearch and Investor and their respective successors and assigns.

     EXECUTED as of the Effective Date above.

                                             SIGNATURES APPEAR ON FOLLOWING PAGE

                                       PETROSEARCH  ENERGY  CORPORATION


                                       By:  /s/  Richard D. Dole
                                          --------------------------------------
                                            Richard D. Dole, President and CEO



                                       MARK  I  MANAGEMENT,  LTD.
                                       By: GETEMOR COMPANY, LLC, General Partner


                                       By:  /s/
                                          --------------------------------------
                                       Name:____________________________________
                                       Title:___________________________________



                                       CBARNEY  INVESTMENTS,  LTD.
                                       By: CELBY & COMPANY, LLC, General Partner


                                       By:  /s/
                                          --------------------------------------
                                       Name:____________________________________
                                       Title:___________________________________